Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-186856, 333-213382 and 333-229949 on Form S-8 of our report dated June 26, 2019, relating to the financial statements and supplemental schedule of Xcel Energy 401(k) Savings Plan, appearing in this Annual Report on Form 11-K of Xcel Energy 401(k) Savings Plan for the year ended December 31, 2018.

/s/ DELOITTE & TOUCHE LLP

Minneapolis, Minnesota
June 26, 2019